Exhibit 10.1

SECOND AMENDMENT TO SETTLEMENT AGREEMENT

This Second Amendment to the Settlement Agreement (this “Amendment”) dated October 10, 2016, is entered into by and among the persons and entities listed on Schedule A (collectively, the “Stadium Capital Group”, and each, individually, a “member” of the Stadium Capital Group), Big 5 Sporting Goods Corporation (the “Company”), Dominic P. DeMarco, in his individual capacity and as a member of the Stadium Capital Group, and Nicholas Donatiello, Jr., in his individual capacity.

WHEREAS, on April 30, 2015, the parties hereto entered into the Settlement Agreement (the “Original Agreement”), which was subsequently amended by the Amendment to Settlement Agreement, dated March 4, 2016 (as amended, the “Agreement”);

WHEREAS, the Agreement includes certain covenants and obligations of the parties during the period until the earlier of (i) ten (10) days prior to the deadline for submission of stockholder nominees for the 2017 Annual Meeting or (ii) the date that is 100 days prior to the first anniversary of the 2016 Annual Meeting (the “Standstill Period”);

WHEREAS, on September 9, 2016, Mr. DeMarco notified the Company of his resignation from the Company’s Board of Directors (the “Board”) and from all committees of the Board on which he serves, effective as of such date;

WHEREAS, in connection with Mr. DeMarco’s resignation from the Board, the parties to the Agreement now wish to waive and further amend certain provisions of the Agreement;

WHEREAS, the parties to the Agreement provided that the Agreement may be waived or amended only by an agreement in a writing executed by the parties to the Agreement; and

WHEREAS, the parties to the Agreement intend to waive and amend only those specific provisions addressed in this Amendment, and otherwise not to change or affect any of the other provisions of the Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and  agreements contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to waive and amend the Agreement as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein have the meaning ascribed to them in the Agreement.

2. Board and Board Committees.

(a) Agreement Not to Nominate Stadium Capital Replacement Director. In connection with Mr. DeMarco’s resignation from the Board, the Stadium Capital Group hereby agrees not to exercise its right to nominate a Stadium Capital Replacement Nominee (as provided for in Section 1(c) of the Original Agreement) at any time prior to December 1, 2016.

(b) Board Size and Replacement Director. Prior to December 1, 2016, the Board and all committees and subcommittees of the Board shall not seek to increase the size of the Board to more than seven (7) members; provided, however, that during the remainder of the Standstill Period after December 1, 2016, the Board and all committees and subcommittees of the Board shall not seek to increase the size of the Board to more than eight (8) members; provided further, that in either case the Board may recruit potential directors or director nominees, announce retirements or departures of directors and replace retired or departed directors (a “Replacement Director”) without the prior written consent of the Stadium Capital Group so long as (i) the Board is not increased to more than seven (7) or eight (8) members, as applicable, and (ii) any Replacement Director is appointed to the same class of the Board as the departing director whom he or she replaces. The Company also agrees that any Replacement Director appointed pursuant to this Section 2(b) shall (A) meet all director independence and other standards of Nasdaq and the Securities and Exchange Commission (the “SEC”) and applicable provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder and (B) be

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qualified to serve as a director under the Delaware General Corporation Law (clauses (A) and (B), the “Independence Conditions”). Each Replacement Director will promptly advise the Nominating Committee if he or she ceases to satisfy any of the Independence Conditions.

(c) Lead Independent Director. Effective as of the date of this Amendment, the Board shall establish and, for so long as the offices of Chairman of the Board and Chief Executive Officer are held by the same person during the Standstill Period and thereafter at the discretion of the Board, maintain the position of “Lead Independent Director.” As described in the Lead Independent Director Charter attached as Exhibit A hereto, the Lead Independent Director shall generally have responsibility for coordinating the other members of the Board who qualify as “independent” pursuant to the standards of Nasdaq (the “Independent Directors”), including (i) presiding as chairman of executive sessions of Independent Directors and all meetings of the Board at which the Chairman of the Board and Chief Executive Officer of the Company are not present, (ii) possessing the authority to call meetings of Independent Directors, (iii) leading an annual evaluation by the Independent Directors of the Chairman of the Board and Chief Executive Officer of the Company, (iv) functioning as a liaison between the Independent Directors and the Chairman of the Board and Chief Executive Officer of the Company, (v) approving the scheduling, agendas and provision of information for all meetings of the Board and facilitating the Board’s approval of the number and frequency of Board meetings, and (vi) if requested by major stockholders of the Company, ensuring that he/she is available, when appropriate, for consultation and direct communication with such stockholders. Effective as of the date of this Amendment, the Lead Independent Director shall be Mr. Van B. Honeycutt; provided that, (x) the Lead Independent Director will hereafter be elected annually by the Independent Directors and (y) if during the Standstill Period, and prior to such annual election, Mr. Honeycutt ceases to serve as the Lead Independent Director, then a replacement Lead Independent Director shall be elected by the Independent Directors.

(d) Committees of the Board.

(i) Compensation and Nominating Committees. In connection with Mr. DeMarco’s resignation from the Board, the Board shall take all actions necessary to appoint Mr. Donatiello as a member of the Compensation Committee, and Mr. Donatiello shall continue to serve as a member of the Nominating Committee. In each case, Mr. Donatiello will serve on such committees during the Standstill Period, unless he ceases to satisfy the applicable Independence Conditions, and after the Standstill Period at the discretion of the Board.

(ii) Value Creation Committee. The charter for the Value Creation Committee shall be amended as set forth on Exhibit B hereto. Additionally, with the exception of Steven G. Miller, the Value Creation Committee shall be comprised solely of Independent Directors. The Value Creation Committee shall be co-chaired by Mr. Robert Galvin and Mr. Honeycutt; the other member of the Value Creation Committee shall be Mr. Miller. In the event any of Messrs. Galvin, Honeycutt or Miller is unable to serve on the Value Creation Committee at any time during the Standstill Period, the Value Creation Committee will continue with the remaining member(s) until the additional member(s) is appointed. During the Standstill Period, the Value Creation Committee (i) shall have no more than three (3) members, one of whom shall be designated by the Stadium Capital Group and (ii) shall have two (2) co-chairs, one of whom shall be designated by the Stadium Capital Group. Effective as of the date of this Amendment, and unless and until Mr. Galvin ceases to be a member of the Board during the Standstill Period, the member and co- chair of the Value Creation Committee designated by the Stadium Capital Group shall be Mr. Galvin.

3. Representations of the Company. The Company represents and warrants as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment and to consummate the transactions contemplated hereby; (b) this Amendment has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms; and (c) the execution, delivery and performance of this Amendment by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

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4. Representations of the Stadium Capital Group. The Stadium Capital Group, jointly and severally, represents and warrants as follows: (a) the Stadium Capital Group has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment and to consummate the transactions contemplated hereby; (b) this Amendment has been duly and validly authorized, executed and delivered by the Stadium Capital Group, constitutes a valid and binding obligation and agreement of the Stadium Capital Group and is enforceable against the Stadium Capital Group in accordance with its terms; and (c) the Stadium Capital Group, together with the Stadium Capital Affiliates, beneficially owns, directly or indirectly, an aggregate of 2,580,295 shares of Common Stock and such shares of Common Stock constitute all of the Common Stock beneficially owned by the Stadium Capital Group, the Stadium Capital Affiliates or in which the Stadium Capital Group, the Stadium Capital Affiliates have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise.

5. Report of Stadium Capital Group Stock Ownership. Within two (2) business days of a written inquiry by the Company during the Standstill Period, the Stadium Capital Group agrees to report to the Company in writing how many shares of Common Stock the Stadium Capital Group, together with the Stadium Capital Affiliates, beneficially owns as of the date of such report.

6. Entire Agreement; Amendment. Other than as expressly set forth in this Amendment, the terms of the Agreement shall remain in full force and effect.

7. Press Release. Neither the Company nor the Stadium Capital Group shall issue any press release or public announcement regarding the Agreement or this Amendment or the matters contemplated thereby or hereby without the prior written consent of the other party hereto.

8. SEC Filings.

(a) The Company shall file promptly with the SEC a Form 8-K reporting entry into this Amendment (the “Form 8-K”) and appending this Amendment as an exhibit thereto.

(b) The Stadium Capital Group shall promptly, but in no case prior to the date of filing of the Form 8-K by the Company, file an amendment to the Stadium Capital Schedule 13D, reporting the entry into this Amendment and appending this Amendment as an exhibit thereto.

9. Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Amendment and all matters related hereto will be paid by the party incurring such fees, costs or expenses.

10. Counterparts. This Amendment may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or electronic mail transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties hereto, notwithstanding that not all parties are signatories to the same counterpart.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the parties hereto has executed this SECOND AMENDMENT TO SETTLEMENT AGREEMENT or caused the same to be executed by its duly authorized representative as of the date first above written.

Big 5 Sporting Goods Corporation

By:	/s/ Steven G. Miller
Name:	Steven G. Miller
Title:	Chairman and CEO

[Signature Page — Second Amendment to Settlement Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed this SECOND AMENDMENT TO SETTLEMENT AGREEMENT or caused the same to be executed by its duly authorized representative as of the date first above written.

Stadium Capital Management, LLC

By:	/s/ Alexander Seaver
Name:	Alexander Seaver
Title:	Managing Director

Stadium Capital Management GP, L.P.

By:	/s/ Alexander Seaver
Name:	Alexander Seaver
Title:	Managing Director

Stadium Capital Partners, L.P.

By:	/s/ Alexander Seaver
Name:	Alexander Seaver
Title:	Managing Director

Stadium Capital Qualified Partners, L.P.

By:	/s/ Alexander Seaver
Name:	Alexander Seaver
Title:	Managing Director

/s/ Dominic P. DeMarco
Dominic P. DeMarco

/s/ Nicholas Donatiello, Jr.
Nicholas Donatiello, Jr.

[Signature Page — Second Amendment to Settlement Agreement]

Schedule A

Members of Stadium Capital Group

Stadium Capital Management, LLC

Stadium Capital Management GP, L.P.

Stadium Capital Partners, L.P.

Stadium Capital Qualified Partners, L.P.

Dominic P. DeMarco

Exhibit A

Lead Independent Director Charter

(Attached)

BIG 5 SPORTING GOODS CORPORATION

ROLE OF LEAD INDEPENDENT DIRECTOR

If the offices of Chairman of the Board and Chief Executive Officer are held by the same person, the independent members of the Board of Directors will annually elect an independent Director to serve in a lead capacity (the “Lead Independent Director”). The Lead Independent Director shall be so identified on the Company’s web site, and shall generally have responsibility for coordinating the activities of the other independent Directors, and perform such other duties and responsibilities as the Board of Directors may determine.

The specific responsibilities of the Lead Independent Director shall include the following:

Presides at Executive Sessions

•	Presides at all meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent Directors.

Calls Meetings of Independent Directors

•	Has the authority to call meetings of the independent Directors.

Leads Evaluation of Chair and CEO

•	Conducts, in consultation with the other independent Directors, an evaluation of the Chairman/CEO, including an annual evaluation of the Chairman/CEO’s interactions with the Board and effectiveness as Board Chair.

Functions as Liaison with the Chairman and CEO

•	Serves as liaison between the independent Directors and the Chairman and CEO.

Approves the scheduling, agendas and provisioning of information for all Board meetings

•	Approves information sent to the Board, including the quality, quantity and timeliness of such information, as well as approving meeting agendas.

•	Facilitates the Board’s approval of the number and frequency of Board meetings, and approves meeting schedules to assure that there is sufficient time for discussion of all agenda items.

Shareholder Communication

•	If requested by major shareholders, ensures that he/she is available, when appropriate, for consultation and direct communication.

Exhibit B

Revised Value Creation Committee Charter

(Attached)

VALUE CREATION COMMITTEE CHARTER

Big 5 Sporting Goods Corporation

Value Creation Committee

Purpose

The Value Creation Committee is appointed by the Board of Directors (the “Board”) of Big 5 Sporting Goods Corporation (the “Company”) to, among other things, review the Company’s business, operations, capital allocations and strategy, explore profit enhancement opportunities for the Company’s business, and identify possible areas of value creation for the Company’s business and its stockholders, and to make recommendations to the Board on these issues. Additionally, the Committee shall continue to have primary responsibility for overseeing any independent financial advisors retained by the Committee in connection with the Committee’s purpose.

Membership and Meetings

The Committee shall consist of a maximum of three (3) directors. The Committee shall be co-chaired by Mr. Robert C. Galvin and Mr. Van B. Honeycutt; the other member of the Committee shall be Mr. Steven G. Miller. Subject to the terms of any agreement to which the Company may be party, the members of the Committee shall be appointed and may be removed solely for cause as defined by Delaware law, and shall serve for such term as the Board determines or until their successors are elected or appointed.

The Committee shall (i) meet as often as its members shall determine to be necessary, or meetings may be called by either Co-Chairman or any two (2) members of the Committee or the Chairman of the Board and (ii) hold meetings on at least two (2) business days’ prior written notice or such shorter period as to which the members of the Committee agree. The Committee shall keep minutes and other relevant documentation of all meetings held. The Co-Chairs of the Committee shall be responsible for scheduling all meetings of the Committee, determining the agenda for each meeting (following consultation with other members of the Committee), ensuring that the agenda for each meeting is circulated to each Committee member in advance of the meeting, presiding over meetings of the Committee and coordinating reporting to the Board. A vote of a majority of all members of the Committee will constitute an act of the Committee.

The Committee shall have reasonable access to members of management, and management shall furnish to the Committee (as well as its advisors) such financial information, projections and other information, support and cooperation as the Committee reasonably requests to assist it in performing its duties. In addition, the Committee may obtain reasonable assistance from officers of the Company, and shall have the authority to retain and engage independent financial, legal and/or other advisors or consultants as reasonably necessary at the expense of the Company in furtherance of the purposes and authority of the Committee as set forth above and below.

The Committee shall make regular reports to the Board, and all recommendations of the Committee shall be reported to the Board at the next regular meeting of the Board or otherwise as appropriate.

The Committee shall remain in effect until (A) the earlier of (i) ten (10) days prior to the deadline for submission of stockholder nominees for the Company’s 2017 annual meeting of stockholders or (ii) the date that is one hundred (100) days prior to the first anniversary of the Company’s 2016 annual meeting of stockholders or (B), if determined by the Board, thereafter.

Purpose and Authority

The Committee shall have the authority to do the following:

1. review the Company’s business, strategy, performance and market conditions;

2. explore profit enhancement opportunities for the Company’s business;

3. develop an operating improvement plan for the Company’s business;

4. identify ways to maximize the value of the business for the Company and its stockholders;

5. retain independent financial, legal and/or other advisors and consultants at the expense of the Company to advise and assist it in considering these issues; and

6. make recommendations to the Board for the Board’s consideration in deciding whether or not to approve and implement any (or all) of the above-referenced matters.

Confidentiality

Subject to and consistent with each Committee Member’s fiduciary and/or contractual duties to the Company and its stockholders, each member of the Committee shall preserve the confidentiality of the Committee’s communications, deliberations and recommendations and of information and material supplied to the Committee in the course of its duties (collectively, the “Confidential Information”). Consistent with the above-provision, no member of the Committee shall use any Confidential Information for a purpose other than as contemplated by this Charter or disclose any Confidential Information other than to (i) the Board, (ii) the Committee’s outside advisors or (iii) any person to whom disclosure of Confidential Information is required by law.

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